Exhibit 99.1
NOT FOR RELEASE — Draft v4
Terayon Announces Accounting Review and Delay
in Release of Third Quarter 2005 Results
Santa Clara, California — November 7, 2005 — Terayon Communication Systems, Inc. (NASDAQ: TERN), a leading provider of digital networking video applications and home access solutions, today announced that it is reviewing the recognition of revenue for certain transactions during prior periods. Terayon initiated the review after determining that certain revenues recognized in the second half of fiscal year 2004 from a customer may have been recorded in incorrect periods. The revenue matters under examination relate to the timing of revenue recognition and may result in a restatement of prior period financials.
     Pending completion of the accounting review, the filing of Terayon’s Form 10-Q for the third quarter of fiscal year 2005 will be delayed, and this delay will extend beyond the Form 10-Q’s filing deadline of November 9, 2005. Terayon also will delay the filing of its third quarter 2005 earnings release and conference call, originally scheduled for November 8, 2005.
     The accounting review includes an examination of whether a restatement of prior period financial statements may be required as it relates to the customer transactions in question, in addition to an examination of Terayon’s revenue recognition policies and practices for current and past periods and an examination of Terayon’s internal control over financial reporting as it relates to these items. There can be no assurance that Terayon or its independent auditors will not identify additional issues or other considerations in connection with the current review, and that these issues or considerations will not require further adjustments to the company’s prior financial results for one or more prior fiscal years or quarters.
     “We are committed to accurate and transparent financial reporting and are taking this matter very seriously,” said Jerry Chase, CEO, Terayon. “I want to emphasize that our cash position and market leadership remain strong and are not affected by the accounting issues under review. We remain focused on executing on our strategies and continuing to expand our product innovations to strengthen the overall position of the company.”

Terayon Announces Accounting Review and Delay in Release of Third Quarter 2005 Results

          Terayon and the Audit Committee of Terayon’s Board of Directors are working closely with the company’s independent auditors in connection with the accounting review. In addition, the Audit Committee has decided to conduct an independent inquiry into the circumstances relating to the accounting treatment of certain of the transactions at issue with the assistance of independent legal counsel. The timing and possible outcome of the Audit Committee’s inquiry cannot be predicted at this time.
About Terayon
          Terayon Communication Systems, Inc. (NASDAQ: TERN) provides digital video networking applications and home access solutions that enable the delivery of advanced digital video, voice and data services. Service providers worldwide have deployed more than 6,000 of Terayon’s digital video systems to brand their programming, insert millions of digital ads, offer HDTV and other digital video services. More than five million Terayon cable modems and other home access solutions have been deployed by cable operators globally to provide broadband Internet access and VoIP telephony. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.

Investor Contact: Kirsten Chapman/Moriah Shilton Lippert/Heilshorn & Associates, Inc. (415) 433-3777 moriah@lhai-sf.com	Press Contact: John Giddings Corporate Communications (408) 486-5260 john.giddings@terayon.com
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“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements, which involve a number of risk and uncertainties. Any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements relating to the nature of Terayon’s accounting review, statements relating to the expected outcome of Terayon’s accounting review, statements relating to the nature of the Audit Committee’s independent inquiry of Terayon’s accounting issues, statements regarding the anticipated nature and scope of Terayon’s accounting errors, statements relating to the possible filing of restated financial results, statements relating to the timing of Terayon’s filing of its Form 10-Q for the third quarter of fiscal year 2005, and other statement that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the results of the completed review into possible accounting errors, the timing of the filing of Terayon’s Form 10-Q for the third quarter of fiscal year 2005, the need for any corrective actions in connection with Terayon’s accounting practices, the actual timing and extent of any restatement of prior financial results, the reaction to any such restatement by Terayon’s stockholders and customers, as well as changes in economic, business, competitive, technological and/or regularly factors and trends. Additional factors that may affect future results are contained in Terayon’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, particularly in the “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections. Such filings are available at the SEC’s website www.sec.gov. Terayon disclaims any obligation to update and revise statement contained in this release based on new information or otherwise.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.

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